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                                                                     Exhibit 5.1

                Form of Opinion of Conyers Dill & Pearman, Cayman

[Date]

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Hutchison Telecommunications International Limited              DIRECT LINE: 2842 9522
18/F Two Harbourfront                                           E-MAIL:      bywlee@cdp.bm
22 Tak Fung Street                                              OUR REF:     BL/al/M#709113/D#169636(HK)
Hunghom, Kowloon                                                YOUR REF:
Hong Kong
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Dear Sirs

HUTCHISON TELECOMMUNICATIONS INTERNATIONAL LIMITED (THE "COMPANY")

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on Form F-1 (Registration No. ) filed
with the U.S. Securities and Exchange Commission (the "Commission") on   , 2004
(the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of certain issued shares of the Company, par value HK$0.25 per share, offered for sale by Hutchison Telecommunications Investment Holdings Limited ( "Selling Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the articles of association of the Company, written resolutions of its members
dated    , 2004, minutes of a meeting of the board of directors of the Company
held on      , 2004 (together, the "Resolutions") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Resolutions remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

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We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offer of the Selling Shares and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of the Cayman Islands.

2. The Selling Shares were duly authorised for issue by the Company at the time they were issued and have been validly issued and, as far as the Company is concerned, are fully paid fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Enforcement of Civil Liabilities" and "Validity of Securities" in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully


CONYERS DILL & PEARMAN, CAYMAN

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